SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002
(To Prospectus dated September 24, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-18
                                     Issuer

                               ------------------


                         The Class PO Certificates

The Class PO             o  This supplement relates to the offering of the Class
Certificates                PO Certificates of the series referenced above. This
represent                   supplement does not contain complete information
obligations of the          about the offering of the Class PO Certificates.
trust only and do           Additional information is contained in the
not represent an            prospectus supplement dated September 25, 2002,
interest in or              prepared in connection with the offering of the
obligation of CWMBS,        offered certificates of the series referenced above
Inc., Countrywide           and in the prospectus of the depositor dated
Home Loans, Inc.,           September 24, 2002. You are urged to read this
Countrywide Home            supplement, the prospectus supplement and the
Loans Servicing LP,         prospectus in full.
or any of their
affiliates.              o  As of February 25, 2003, the class certificate
                            balance of the Class PO Certificates was
This supplement may         approximately $10,428,178.
be used to offer and
sell the offered         o  Exhibit 1 to this supplement is the monthly
certificates only if        statement made available to holders of the Class PO
accompanied by the          Certificates on the February 25, 2003 distribution
prospectus                  date.
supplement and the
prospectus.              o  This supplement also modifies the "Method of
                            Distribution" section on page S-60 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-43 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated September 25, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated September 24, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 82.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                    Percentage of the Prepayment Assumption
                             -------------------------------------------------
        Class                  0%       150%       350%        550%      750%
        -----                -------  --------   --------   --------   -------
        Class PO...........   1.8%      9.3%      17.7%       24.7%      30.6%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

                 Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------------
                           Certificate                 Pass                                            Current           Cumulative
                   Class      Rate     Beginning     Through    Principal    Interest        Total    Realized   Ending   Realized
Class  Cusip    Description   Type      Balance       Rate(%) Distribution Distribution  Distribution  Losses    Balance   Losses
------------------------------------------------------------------------------------------------------------------------------------
 A1   12669C7L8  Strip IO  Fix-30/360  32,984,484.49  6.500000             -   178,665.96    178,665.96   -  31,449,633.29      -
 A2   12669C7M6   Senior   Fix-30/360  91,254,662.19  6.000000  5,752,917.55   456,273.31  6,209,190.86   -  85,501,744.64      -
 A3   12669C7N4   Senior   Fix-30/360              -  6.000000             -            -             -   -              -      -
 A4   12669C7P9   Senior   Fix-30/360  43,777,722.33  8.500000  2,759,854.90   310,092.20  3,069,947.10   -  41,017,867.42      -
 A5   12669C7Q7   Senior   Fix-30/360  19,506,312.73  6.000000    124,968.44    97,531.56    222,500.00   -  19,381,344.30      -
 A6   12669C7R5   Senior   Fix-30/360  17,796,236.00  6.000000             -    88,981.18     88,981.18   -  17,796,236.00      -
 A7   12669C7S3   Senior   Fix-30/360  24,993,687.27  6.000000             -            -             -   -  25,118,655.70      -
 A8   12669C7T1   Senior   Fix-30/360  48,900,000.00  6.000000             -   244,500.00    244,500.00   -  48,900,000.00      -
 A9   12669C7U8   Senior   Fix-30/360   1,100,000.00  6.000000             -     5,500.00      5,500.00   -   1,100,000.00      -
 A10  12669C7V6   Senior   Fix-30/360 106,631,810.43  5.500000  6,722,330.66   488,729.13  7,211,059.79   -  99,909,479.77      -
 A11  12669C7W4   Senior   Fix-30/360  74,837,867.47  5.250000  4,717,962.57   327,415.67  5,045,378.25   -  70,119,904.90      -
 PO   12669C7X2  Strip PO  Fix-30/360  10,783,271.64  0.000000    355,093.24            -    355,093.24   -  10,428,178.39      -
 AR   12669C7Y0   Senior   Fix-30/360              -  6.500000             -            -             -   -              -      -
------------------------------------------------------------------------------------------------------------------------------------
  M   12669C7Z7   Junior   Fix-30/360   6,724,148.08  6.500000      6,108.67    36,422.47     42,531.14   -   6,718,039.41      -
 B1   12669C8A1   Junior   Fix-30/360   3,237,552.78  6.500000      2,941.21    17,536.74     20,477.96   -   3,234,611.57      -
 B2   12669C8B9   Junior   Fix-30/360   1,992,340.17  6.500000      1,809.98    10,791.84     12,601.82   -   1,990,530.20      -
 B3   12669C8C7   Junior   Fix-30/360     996,170.09  6.500000        904.99     5,395.92      6,300.91   -     995,265.10      -
 B4   12669C8D5   Junior   Fix-30/360     996,170.09  6.500000        904.99     5,395.92      6,300.91   -     995,265.10      -
 B5   12669C8E3   Junior   Fix-30/360     996,170.36  6.500000        904.99     5,395.92      6,300.91   -     995,265.37   0.19
------------------------------------------------------------------------------------------------------------------------------------
Totals                                454,524,121.63           20,446,702.19 2,278,627.82 22,725,330.03   - 434,202,387.87     0.19
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

                          Principal Distribution Detail


------------------------------------------------------------------------------------------------------------------------------------
                   Original     Beginning    Scheduled               Unscheduled     Net      Current    Ending           Ending
                 Certificate   Certificate   Principal    Accretion   Principal    Principal  Realized Certificate      Certificate
Class  Cusip       Balance       Balance    Distribution  Principal  Adjustments Distribution  Losses    Balance          Factor
------------------------------------------------------------------------------------------------------------------------------------
 A1  12669C7L8   36,444,909.00  32,984,484.49             -          -    -                 -     -    31,449,633.29   0.86293625503
 A2  12669C7M6  100,000,000.00  91,254,662.19  5,752,917.55          -    -      5,752,917.55     -    85,501,744.64   0.85501744644
 A3  12669C7N4    4,225,000.00              -             -          -    -                 -     -                -   0.00000000000
 A4  12669C7P9   50,000,000.00  43,777,722.33  2,759,854.90          -    -      2,759,854.90     -    41,017,867.42   0.82035734847
 A5  12669C7Q7   20,000,000.00  19,506,312.73    124,968.44          -    -        124,968.44     -    19,381,344.30   0.96906721492
 A6  12669C7R5   17,796,236.00  17,796,236.00             -          -    -                 -     -    17,796,236.00   1.00000000000
 A7  12669C7S3   24,500,000.00  24,993,687.27             - 124,968.44    -                 -     -    25,118,655.70   1.02525125313
 A8  12669C7T1   48,900,000.00  48,900,000.00             -          -    -                 -     -    48,900,000.00   1.00000000000
 A9  12669C7U8    1,100,000.00   1,100,000.00             -          -    -                 -     -     1,100,000.00   1.00000000000
 A10 12669C7V6  121,787,755.00 106,631,810.43  6,722,330.66          -    -      6,722,330.66     -    99,909,479.77   0.82035734847
 A11 12669C7W4   85,474,830.00  74,837,867.47  4,717,962.57          -    -      4,717,962.57     -    70,119,904.90   0.82035734847
 PO  12669C7X2   11,216,078.73  10,783,271.64    355,093.24          -    -        355,093.24     -    10,428,178.39   0.92975260299
 AR  12669C7Y0          100.00              -             -          -    -                 -     -                -   0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
  M  12669C7Z7    6,750,000.00   6,724,148.08      6,108.67          -    -          6,108.67     -     6,718,039.41   0.99526509753
 B1  12669C8A1    3,250,000.00   3,237,552.78      2,941.21          -    -          2,941.21     -     3,234,611.57   0.99526509753
 B2  12669C8B9    2,000,000.00   1,992,340.17      1,809.98          -    -          1,809.98     -     1,990,530.20   0.99526509753
 B3  12669C8C7    1,000,000.00     996,170.09        904.99          -    -            904.99     -       995,265.10   0.99526509753
 B4  12669C8D5    1,000,000.00     996,170.09        904.99          -    -            904.99     -       995,265.10   0.99526509753
 B5  12669C8E3    1,000,000.27     996,170.36        904.99          -    -            904.99     -       995,265.37   0.99526509753
------------------------------------------------------------------------------------------------------------------------------------
Totals          500,000,000.00 454,524,121.63 20,446,702.19 124,968.44    -     20,446,702.19     -   434,202,387.87
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

                          Interest Distribution Detail


------------------------------------------------------------------------------------------------------------------------------------
 Class      Beginning         Pass        Accrued     Cumulative                  Total         Net        Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment     Interest      Interest
             Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall  Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1      32,984,484.49     6.500000    178,665.96         -             -      178,665.96        -            -         178,665.96
  A2      91,254,662.19     6.000000    456,273.31         -             -      456,273.31        -            -         456,273.31
  A3                  -     6.000000             -         -             -               -        -            -                  -
  A4      43,777,722.33     8.500000    310,092.20         -             -      310,092.20        -            -         310,092.20
  A5      19,506,312.73     6.000000     97,531.56         -             -       97,531.56        -            -          97,531.56
  A6      17,796,236.00     6.000000     88,981.18         -             -       88,981.18        -            -          88,981.18
  A7      24,993,687.27     6.000000             -         -    124,968.44      124,968.44        -            -                  -
  A8      48,900,000.00     6.000000    244,500.00         -             -      244,500.00        -            -         244,500.00
  A9       1,100,000.00     6.000000      5,500.00         -             -        5,500.00        -            -           5,500.00
  A10    106,631,810.43     5.500000    488,729.13         -             -      488,729.13        -            -         488,729.13
  A11     74,837,867.47     5.250000    327,415.67         -             -      327,415.67        -            -         327,415.67
  PO      10,783,271.64     0.000000             -         -             -               -        -            -                  -
  AR                  -     6.500000             -         -             -               -        -            -                  -
------------------------------------------------------------------------------------------------------------------------------------
   M       6,724,148.08     6.500000     36,422.47         -             -       36,422.47        -            -          36,422.47
  B1       3,237,552.78     6.500000     17,536.74         -             -       17,536.74        -            -          17,536.74
  B2       1,992,340.17     6.500000     10,791.84         -             -       10,791.84        -            -          10,791.84
  B3         996,170.09     6.500000      5,395.92         -             -        5,395.92        -            -           5,395.92
  B4         996,170.09     6.500000      5,395.92         -             -        5,395.92        -            -           5,395.92
  B5         996,170.36     6.500000      5,395.92         -             -        5,395.92        -            -           5,395.92
------------------------------------------------------------------------------------------------------------------------------------
Totals   454,524,121.63               2,278,627.82         -    124,968.44    2,403,596.26        -            -       2,278,627.82
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

                           Current Payment Information
                               Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1      12669C7L8        36,444,909.00      905.050537887       0.000000000       4.902357080     862.936255026         6.500000
  A2      12669C7M6       100,000,000.00      912.546621912      57.529175474       4.562733110     855.017446438         6.000000
  A3      12669C7N4         4,225,000.00        0.000000000       0.000000000       0.000000000       0.000000000         6.000000
  A4      12669C7P9        50,000,000.00      875.554446546      55.197098080       6.201843996     820.357348466         8.500000
  A5      12669C7Q7        20,000,000.00      975.315636734       6.248421816       4.876578184     969.067214918         6.000000
  A6      12669C7R5        17,796,236.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A7      12669C7S3        24,500,000.00     1020.150500625       0.000000000       0.000000000    1025.251253128         6.000000
  A8      12669C7T1        48,900,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A9      12669C7U8         1,100,000.00     1000.000000000       0.000000000       5.000000000    1000.000000000         6.000000
  A10     12669C7V6       121,787,755.00      875.554446546      55.197098080       4.012957880     820.357348466         5.500000
  A11     12669C7W4        85,474,830.00      875.554446546      55.197098080       3.830550704     820.357348466         5.250000
  PO      12669C7X2        11,216,078.73      961.411906759      31.659303769       0.000000000     929.752602990         0.000000
  AR      12669C7Y0               100.00        0.000000000       0.000000000       0.000000000       0.000000000         6.500000
-----------------------------------------------------------------------------------------------------------------------------------
   M      12669C7Z7         6,750,000.00      996.170086334       0.904988806       5.395921301     995.265097528         6.500000
  B1      12669C8A1         3,250,000.00      996.170086334       0.904988806       5.395921301     995.265097528         6.500000
  B2      12669C8B9         2,000,000.00      996.170086334       0.904988806       5.395921301     995.265097528         6.500000
  B3      12669C8C7         1,000,000.00      996.170086334       0.904988806       5.395921301     995.265097528         6.500000
  B4      12669C8D5         1,000,000.00      996.170086334       0.904988806       5.395921301     995.265097528         6.500000
  B5      12669C8E3         1,000,000.27      996.170086334       0.904988806       5.395921301     995.265097528         6.500000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    500,000,000.00      909.048243260      40.893404380       4.557255640     868.404775740
-----------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

Pool Level Data
Distribution Date                                                                                                        2/25/2003
Cut-off Date                                                                                                              9/1/2002
Determination Date                                                                                                        2/1/2003
Accrual Period 30/360                               Begin                                                                 1/1/2003
                                                    End                                                                   2/1/2003
Number of Days in 30/360 Accrual Period                                                                                         30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   454,524,121.62
Ending Aggregate Pool Stated Principal Balance                                                                      434,202,387.86

Beginning Aggregate Certificate Stated Principal Balance                                                            454,524,121.62
Ending Aggregate Certificate Stated Principal Balance                                                               434,202,387.86

Beginning Aggregate Loan Count                                                                                                1035
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 41
Ending Aggregate Loan Count                                                                                                    994

Beginning Weighted Average Loan Rate (WAC)                                                                               6.734002%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.731249%

Beginning Net Weighted Average Loan Rate                                                                                 6.345792%
Ending Net Weighted Average Loan Rate                                                                                    6.343890%

Weighted Average Maturity (WAM) (Months)                                                                                       349

Servicer Advances                                                                                                        41,602.35

Aggregate Pool Prepayment                                                                                            19,907,821.98
Pool Prepayment Rate                                                                                                   41.6056 CPR

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                                   96.6325950012%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               3.3674049988%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                   22,857,021.27
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
Total Deposits                                                                                                       22,857,021.27

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                          82,750.19
Payment of Sub Servicer Fees                                                                                              2,201.74
Payment of Other Fees                                                                                                    46,739.20
Payment of Insurance Premium(s)                                                                                                  -
Payment of Personal Mortgage Insurance                                                                                    2,201.74
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                    22,725,330.13
Total Withdrawals                                                                                                    22,859,223.00

Ending Balance                                                                                                           46,739.20

Master Servicing Fees Paid                                                                                               82,750.19
Insurance Premium(s) Paid                                                                                                        -
Personal Mortgage Insurance Fees Paid                                                                                     2,201.74
Other Fees Paid                                                                                                          46,739.20
Total Fees                                                                                                              131,691.13

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                     30-59 Days       60-89 Days          90+ Days            Totals
----------                                                      ----------       ----------          --------            ------
Scheduled Principal Balance                                    3,746,447.81       374,440.89       2,088,400.08       6,209,288.78
Percentage of Total Pool Balance                                  0.862834%        0.086236%          0.480974%          1.430045%
Number of Loans                                                           9                1                  3                 13
Percentage of Total Loans                                         0.905433%        0.100604%          0.301811%          1.307847%

Foreclosure
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                            -

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-18

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Bankruptcy Loss                                                                                   100,000.00            100,000.00
Bankruptcy Percentage                                                                              0.020000%             0.023031%
Credit/Fraud Loss                                                                               5,000,000.00          5,000,000.00
Credit/Fraud Loss Percentage                                                                       1.000000%             1.151537%
Special Hazard Loss                                                                             5,000,000.00          4,545,241.22
Special Hazard Loss Percentage                                                                     1.000000%             1.046802%

Credit Support                                                                                      Original               Current
-------------                                                                                       --------               -------
Class A                                                                                       484,999,999.73        419,273,411.13
Class A Percentage                                                                                97.000000%            96.561747%

Class M                                                                                         6,750,000.00          6,718,039.41
Class M Percentage                                                                                 1.350000%             1.547214%

Class B1                                                                                        3,250,000.00          3,234,611.57
Class B1 Percentage                                                                                0.650000%             0.744955%

Class B2                                                                                        2,000,000.00          1,990,530.20
Class B2 Percentage                                                                                0.400000%             0.458434%

Class B3                                                                                        1,000,000.00            995,265.10
Class B3 Percentage                                                                                0.200000%             0.229217%

Class B4                                                                                        1,000,000.00            995,265.10
Class B4 Percentage                                                                                0.200000%             0.229217%

Class B5                                                                                        1,000,000.27            995,265.37
Class B5 Percentage                                                                                0.200000%             0.229217%



--------------------------------------------------------------------------------
                          Compensating Interest Detail
--------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                                                                11,942.33
Compensation for Gross PPIS from Servicing Fees                                                                          11,942.33

Total Net PPIS (Non-Supported PPIS)                                                                                              -